                                October 24, 1996


National Quality Care, Inc.
5901 West Olympic Boulevard
Suite 109
Los Angeles, California 90036


          RE:  REGISTRATION STATEMENT ON FORM S-8
                          SARGENT, INC.
               -----------------------------------

Gentlemen:

          We are acting as counsel for Sargent, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 600,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock) and pursuant to: (i) the stock option agreement, dated October 1, 1996, between the Company and SRP Marketing & Consulting, Inc., and (ii) the stock option agreement, dated May 12, 1996, between the Company and Lady Tara Holdings, Ltd. (collectively, the "Contracts"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

          In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

          In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

National Quality Care, Inc.
October 24, 1996
Page 2


          Based upon the foregoing, it is our opinion that the Shares, when sold in accordance with the terms of the Plan and Contracts, will be legally issued, fully paid and non-assessable.

          The opinions expressed herein are limited to matters involving the federal laws of the United States.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Respectfully submitted,



                                        MATTHIAS & BERG LLP